SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[x]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to section 240.14a-11(c) or section
       240.14a-12

                               EASTERN
 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

   [X]    Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount Previously Paid:

          .....................................................................

    2)    Form, Schedule or Registration Statement No.:

          .....................................................................

    3)    Filing Party:

          .....................................................................

    4)    Date Filed:

          .....................................................................

==============================================================================

                           PROTECT THE LONG-TERM VALUE
                               OF YOUR INVESTMENT!

               DO NOT BE MISLED BY JOHN DYSON'S CONTINUING EFFORTS TO SEIZE
                             CONTROL OF YOUR COMPANY.

                        PLEASE SIGN, DATE AND RETURN THE
                        ENCLOSED WHITE PROXY CARD TODAY!

==============================================================================


                                                                 March 6, 1997

Dear Fellow Shareholder:

On behalf of the Board of Directors, we are writing to caution you about an important recent development. John S. Dyson, the Dutchess County millionaire politician, and his affiliates, including Millbrook Capital Management Inc. and MMI Investments, L.L.C., are continuing their costly and disruptive efforts to seize control of The Eastern Company by electing their hand-picked nominees to Eastern's Board.

YOUR BOARD DOES NOT BELIEVE MR. DYSON IS ACTING IN THE BEST INTERESTS OF ALL SHAREHOLDERS. WE STRONGLY URGE YOU TO SUPPORT YOUR BOARD'S EFFORTS TO BUILD LONG-TERM SHAREHOLDER VALUE. PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.

               DYSON IS ACTING IN HIS OWN SELF-INTEREST, NOT YOURS

We believe that the Dyson nominees are plagued by fundamental conflicts of interest. As you know, last July the Millbrook/Dyson group made a conditional proposal to buy Eastern through a leveraged buyout, to be largely financed through Eastern's own balance sheet. The Connecticut Superior Court described the Millbrook proposal as a "highly leveraged transaction predicated on the loan value of the target company."

Your Board, after careful consideration, unanimously determined that the Millbrook/Dyson proposal is NOT in the best interest of the shareholders. We agree with the Dyson group's perception that the trading prices of Eastern's stock "do not adequately reflect the potential value of Eastern's underlying business and assets." We also believe that to put Eastern on the block now would only reward the Dyson group by enabling them to bid for Eastern before the benefits of Eastern's strategic plan can be realized. Such a sale would deprive you and other shareholders of Eastern's long-term value.

You should also know that Dyson's group has not withdrawn the Millbrook LBO proposal. Even though the Dyson nominees claim that they would support an offer to buy Eastern whether or not it came from MMI, ask yourself whether the interests of the Dyson nominees are the same as yours. Dyson owns Millbrook and MMI. Doesn't he have a strong incentive to buy Eastern as cheaply as possible?

                             YOUR BOARD IS COMMITTED
                          TO BUILDING SHAREHOLDER VALUE

The directors of Eastern share your interests in building shareholder value. They are substantial shareholders in the Company: including shares subject to options, your directors and executive officers own more than 11% of Eastern's shares.

To align directors' interests even more closely with yours, and to underscore their confidence in Eastern's future, your directors have proposed, subject to shareholder approval at the upcoming Annual Meeting, that all director fees be paid in shares of Eastern stock, not cash.

Likewise, as part of its ongoing commitment to maximize long-term value, your Board last year retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), a nationally recognized investment banking firm, to serve as the company's financial adviser. DLJ has worked with Eastern to evaluate various opportunities for Eastern's future growth. The Board has unanimously concluded that the Company's strategic plan will build shareholder value.

                           EASTERN'S STRATEGIC PLAN IS
                           BUILDING SHAREHOLDER VALUE

Implementation of Eastern's strategic plan began to show results in 1996, despite earnings being adversely affected by the cost of resisting Dyson's lowball takeover attempt. The Company's earnings would have been more than 50% higher, without those Dyson-related costs. As had been expected, Eastern was also adversely affected by industry-wide declines in two of our major markets. Nonetheless, after a difficult first quarter, Eastern was able in each of the subsequent quarters to increase normal operating profits, before deducting the Dyson-related costs.

At the same time, 1996 was a year of positioning Eastern for growth in 1997 and future years:

          * Acquiring Businesses. Our purchase of expansion fastener assets from Excel Mining Systems has significantly strengthened our position as the primary supplier of security fasteners for underground mines.

          * Expanding Existing Businesses. We expect our expansion into contract casting will contribute substantially to improved operating results in 1997. We now provide castings with custom specifications to a wide variety of end users -- and this business is growing.

          * Introducing New Products. We build sales and income by engineering new products. In 1996, new products included handles, hinges, keyless and keyed locks, and the patented rekeyable Warlock (R) -- to name just a few.

          * Financial Strength. While building a solid platform for future growth, we have also preserved our strong balance sheet -- the asset the Dyson group has sought to use to finance its own acquisition of your company in the Millbrook LBO. That financial strength enables us to look at major strategic acquisition possibilities.




                              DO NOT BE MISLED

We urge you not to be misled by the Dyson/MMI efforts to take control and sell Eastern -- possibly to themselves -- at a depressed price. Discard any blue proxy card you may receive from Dyson/MMI. Vote for the future of your investment in Eastern by signing, dating and returning the enclosed WHITE proxy card today.

We appreciate your continuing support, as we work to build value for all shareholders.

                                          On behalf of the Board of Directors,

                                          Stedman G. Sweet
                                          President & Chief Executive Officer

------------------------------------------------------------------------------

             If your shares of Common Stock are held in the name
                 of a bank or brokerage firm, only that firm
                   can execute a proxy card on your behalf.
            Please contact the person responsible for your account
              and give instructions for a WHITE proxy card to be
                voted FOR Proposals 1-3 and AGAINST Proposal 4.

           If you have questions or need assistance in voting your
             shares, please contact the firm assisting us in the
                         solicitation of proxies:

                         GEORGESON & COMPANY INC.
                            WALL STREET PLAZA
                            NEW YORK, NY 10005

                        TOLL-FREE: 1-800-223-2064
                    BANKS & BROKERS CALL: 212-440-9800

------------------------------------------------------------------------------

                  ADDITIONAL INFORMATION WITH RESPECT TO PARTICIPANTS

         The Company is required to provide certain additional information, in addition to the information in the Company's February 28, 1997 proxy statement (the "Proxy Statement"), with respect to "participants" (as such term is defined in the proxy rules under the Securities Exchange Act), because of the solicitation by the Dyson group. The Company's directors, including the Company's nominees set forth in the Proxy Statement, and certain additional persons who may solicit proxies on behalf of the Company may be deemed to be participants.

         In addition to solicitation by directors, officers and employees of the Company, none of whom will receive additional compensation for such solicitations, proxies may also be solicited by Martin C. Murrer, a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the Company's financial adviser (business address: 277 Park Avenue, New York, New York 10172). DLJ is a company principally engaged in furnishing investment banking advice for institutional and individual clients.

         In the ordinary course of its business, DLJ engages in securities trading and brokerage activities and may at any time hold long or short positions, and may trade or otherwise effect transactions in Company securities. As of March 5, 1997, DLJ was the direct or indirect beneficial owner of no shares held for its own account or the accounts of customers under which it has investment power. Neither DLJ nor Mr. Murrer admits being a "participant" as such term is defined under Rule 14a-11(b) under the Exchange Act.

         Except as set forth below, none of the participants has purchased or sold or otherwise obtained or disposed of any securities of the Company within the last two years. Except as set forth below or in the Proxy Statement, none of the participants owns any securities of the Company of record but not beneficially. To the best of the Company's knowledge, except as set forth below, none of the participants has borrowed or otherwise obtained funds for the purpose of acquiring or holding any securities of the Company purchased or sold or otherwise obtained or disposed of within the last two years.

                  Name                                        Description of Transaction
                  ----                                        --------------------------
         John W. Everts                              Acquired 213 shares on December 16, 1996
                                                     as payment for 4th quarter
                                                     1996 director fees;
                                                     acquired 11,250 shares on
                                                     February 25, 1997 through
                                                     exercise of option at
                                                     $12.50 per share using 50%
                                                     funds borrowed through a
                                                     margin account

         Charles W. Henry                            Acquired 336 shares on December 16, 1996
                                                     as payment for 4th quarter
                                                     1996 director fees;
                                                     acquired 3,000 shares on
                                                     February 24, 1997 through
                                                     exercise of option at
                                                     $13.875 per share

         Leonard F. Leganza                          Acquired 388 shares on December 16, 1996
                                                     as payment for 4th quarter 1996 director fees

         Russell G. McMillen                         Acquired 336 shares on December 16, 1996
                                                     as payment for 4th quarter 1996 director fees

         David C. Robinson                           Acquired 336 shares on December 16, 1996
                                                     as payment for 4th quarter
                                                     1996 director fees;
                                                     acquired 6,000 shares on
                                                     February 25, 1997 through
                                                     exercise of option at
                                                     $12.25 per share

         Stedman G. Sweet                            Acquired 15,000 shares on February 26, 1997 through
                                                     exercise of option at $9.375 per share using borrowed funds

         Donald E. Whitmore, Jr.                     Acquired 3,000 shares on February 21, 1997 through
                                                     exercise of option at $9.08 per share using borrowed funds

         Steven G. Sanelli                           Acquired 3,000 shares on February 27, 1997
                                                     through exercise of option
                                                     at $9.375 per share;
                                                     acquired 3,000 shares on
                                                     May 20, 1996 through
                                                     exercise of option at
                                                     $9.375 per share

         Margaret Molnar                             Acquired 500 shares between March 1995 and
                                                     February 1997 through the
                                                     Company's savings and
                                                     investment plan

         Raymond W. Jagert                           Acquired 677 shares between March 1995 and
                                                     February 1997 through the Company's savings and investment plan

         The following employees of the Company may also solicit proxies:

                  Name                                        Present Position with the Company
                  ----                                        ---------------------------------
         John Dibble                                          Corporate Relations

         Steven G. Sanelli                                    Vice President

         Margaret Molnar                                      Controller, Eberhard Manufacturing Division

         Raymond W. Jagert                                    Controller, Illinois Lock Company Division

         Amanda Gordon                                        Executive Secretary

         Information about the share ownership of Eastern's directors and executive officers is set forth in the Proxy Statement under the caption "BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS." John Dibble is the owner of 34,035 shares (including 32,242 shares held jointly with his wife); Steven G. Sanelli is the owner of 31,029 shares; Margaret Molnar is the owner of 3,913 shares; Raymond W. Jagert is the owner of 5,706 shares; Amanda Gordon is the owner of no shares. The business address of each person listed above is c/o The Eastern Company, 112 Bridge Street, Naugatuck, CT 06770.

         Certain contracts, agreements, arrangements and understandings between the Company and directors of the Company with respect to securities of the Company are described under the caption "EXECUTIVE COMPENSATION" in the Proxy Statement. Certain arrangements between the Company and Messrs. Sweet and Whitmore with respect to employment by the Company are described under the caption "Employment Contracts, Termination of Employment and Change in Control Arrangements" in the Proxy Statement.

         Directors, officers and regular employees of the Company may solicit proxies by mail, in person, by telephone or otherwise. The cost of this solicitation of proxies will be borne by the Company. As of March 5, 1997, the Company has incurred approximately $50,000 in expenses in connection with this solicitation. The Company expects that it will spend an additional $250,000 in connection with this solicitation.

                               SHARES OUTSTANDING

         As of February 28, 1997, the record date for the Annual Meeting, there were 2,764,164 outstanding shares of common stock of the Company. This number supersedes the number appearing under the caption "GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING" in the Proxy Statement.